EXHIBIT 10.6




                       BOISE CASCADE CORPORATION

       SUPPLEMENTAL EARLY RETIREMENT PLAN FOR EXECUTIVE OFFICERS

                   (As Amended Through July 29, 1999)

                     ARTICLE I -- PURPOSE OF THE PLAN

     The purpose of this Supplemental Plan is to facilitate the orderly succession of Executive Officers with continuity of management by providing additional Early Retirement Benefits for the Executive Officers.

                         ARTICLE II -- DEFINITIONS

          2.1 "BOARD OF DIRECTORS." The term Board of Directors shall mean the Board of Directors of Boise Cascade Corporation.

          2.2 "CHANGE IN CONTROL." A Change in Control shall be deemed to have occurred if:

               (a) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; provided, however, if such Person acquires securities directly from the Company, such securities shall not be included unless such Person acquires additional securities which, when added to the securities acquired directly from the Company, exceed 20% of the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities, and provided further that any acquisition of securities by any Person in connection with a transaction described in Subsection 2.2(c)(i) shall not be deemed to be a Change in Control of the Company; or

               (b) The following individuals cease for any reason to constitute at least 66 2/3% of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least 2/3rds of the directors then still in office who either were directors on the date hereof or whose appointment, election, or nomination for election was previously so approved (the "Continuing Directors"); or

               (c) The consummation of a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) with any other corporation other than (i) a merger or consolidation which would result in both (a) continuing directors continuing to constitute at least 66 2/3% of the number of directors of the combined entity immediately following consummation of such merger or consolidation and (b) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; provided, however, if such Person acquires securities directly from the Company, such securities shall not be included unless such Person acquires additional securities which, when added to the securities acquired directly from the Company, exceed 20% of the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities, and provided further that any acquisition of securities by any Person in connection with a transaction described in Subsection 2.2(c)(i) shall not be deemed to be a Change in Control of the Company; or

               (d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 66 2/3% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

               For purposes of this section and Section 2.14, "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               For purposes of this section and Section 2.14, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          2.3 "COMMITTEE." The Retirement Committee of the Company appointed by the Board of Directors, which, in addition to its other duties and responsibilities, shall have the duties and responsibilities set out in
Article V of this Supplemental Plan.

          2.4 "COMPANY." Boise Cascade Corporation, a corporation organized and existing under the laws of the state of Delaware, or its successor or successors.

          2.5 "COMPETITOR." Any business, foreign or domestic, which is engaged, at any time relevant to the provisions of this Supplemental Plan, in the manufacture, sale, or distribution of products, or in the providing of services, in competition with products manufactured, sold, or distributed, or services provided, by the Company or any subsidiary, partnership, or joint venture of the Company. The determination of whether a business is a Competitor shall be made by the Company's General Counsel, in his or her sole discretion.

          2.6 CONSTRUCTION. Except to the extent preempted by federal law, this Supplemental Plan shall be construed according to the laws of the state of Idaho. The words "hereof," "herein," "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Supplemental Plan, not to any particular provision or section.

          2.7 "DEFERRED COMPENSATION AND BENEFITS TRUST." The irrevocable trust (the "DCB Trust") established by the Company with an independent trustee for the benefit of persons entitled to receive payments or benefits hereunder, the assets of which will be subject to claims of the Company's creditors in the event of bankruptcy or insolvency.

          2.8 "EARLY RETIREMENT BENEFITS." The benefits that will be paid to an Executive Officer who retires from the Company under the provisions of this Supplemental Plan.

          2.9 "EARLY RETIREMENT DATE." The date of an Executive Officer's Termination of Employment on or after his or her 55th birthday but before his or her Normal Retirement Date.

          2.10 "EFFECTIVE DATE." The date this Supplemental Plan becomes effective as established by the Board of Directors.

          2.11    "EXECUTIVE OFFICER."   A person employed by the Company
as an executive officer as that term is defined by the Securities and Exchange Commission.

          2.12 "INVOLUNTARY RETIREMENT." The termination of employment of an Executive Officer by action of the Company or the Board of Directors prior to an Executive Officer's Normal Retirement Date but after the Executive Officer has completed 10 or more years of service and has reached the age of at least 55 years.

         2.13 "NORMAL RETIREMENT DATE." The first day of the month on or after an Executive Officer's 65th birthday.

         2.14 "POTENTIAL CHANGE IN CONTROL." A Potential Change in Control of the Company shall be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Company; (ii) the Company or any Person publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Company; (iii) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 9.5% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities, unless that Person has filed a schedule under Section 13 of the Securities Exchange Act of 1934 and the rules and regulations promulgated under Section 13, and that schedule (including any and all amendments) indicates that the Person has no intention to (a) control or influence the management or policies of the Company, or (b) take any action inconsistent with a lack of intention to control or influence the management or policies of the Company; or (iv) the Board adopts a resolution to the effect that a Potential Change in Control of the Company has occurred.

         2.15 "SALARIED PLAN." The Boise Cascade Corporation Pension Plan for Salaried Employees and the Boise Cascade Corporation Excess Benefit Plan as they currently are in effect and as amended from time to time after the Effective Date of this Supplemental Plan.

         2.16 "SUPPLEMENTAL PLAN." The Boise Cascade Corporation Supplemental Early Retirement Plan for Executive Officers, as amended from time to time.

         ARTICLE III -- ELIGIBILITY FOR EARLY RETIREMENT BENEFITS

          3.1 ELIGIBILITY. An Executive Officer (i) with 10 or more years of service with the Company, as defined in the Salaried Plan;
(ii) who has served as an Executive Officer of the Company for at least
5 full years measured from the date of his or her election to such office; and (iii) whose employment with the Company is terminated through Involuntary Retirement, or who elects early retirement on or after his or her 55th birthday but before his or her Normal Retirement Date, shall receive the Early Retirement Benefits as set forth in Article IV hereof; provided, however, if an Executive Officer's employment is terminated for "disciplinary reasons," as that term is used in the Company's Corporate Policy 10.2, Termination of Employment, such Executive Officer shall not be eligible to receive any benefits under this Supplemental Plan.

          3.2 NOTICE. If an Executive Officer is required to take Involuntary Retirement under this Supplemental Plan, he or she shall be given a written notice thereof and shall be advised of the Early Retirement Benefits to be paid hereunder. Additionally, any eligible Executive Officer desiring to retire under the terms of this Supplemental Plan on or after his or her 55th birthday but before his or her Normal Retirement Date shall notify the Company of his or her decision, in writing, at least
30 days in advance of the Early Retirement Date.

                  ARTICLE IV -- EARLY RETIREMENT BENEFITS

          4.1 EARLY RETIREMENT BENEFITS. An Executive Officer who is eligible to and elects to retire on or after his or her 55th birthday but before his or her Normal Retirement Date, or who is required to take Involuntary Retirement by the Company during that period, shall receive the Early Retirement Benefits as set forth in Section 4.2 herein.

          4.2 COMPUTATION OF EARLY RETIREMENT BENEFITS. The Early Retirement Benefits payable to any Executive Officer who is covered by the provisions of Section 4.1 hereof shall be calculated as follows:

                  Until age 65, the Early Retirement Benefits payable hereunder shall be an amount equal to the Basic Pension Benefit that would have been payable at age 65 under the Salaried Plan (before reduction to reflect any retirement option selected by the Executive Officer pursuant to
Article VII of the Salaried Plan) without reduction on account of early retirement.

                  Notwithstanding the foregoing, an Executive Officer may make an irrevocable written election at any time on or before his or her Early Retirement Date to receive, as an alternative to the amounts described above, Early Retirement Benefits commencing upon the Early Retirement Date equal to the difference between (1) the amount of the Basic Pension Benefit, as defined in the Salaried Plan (before the reduction to reflect any retirement option selected by the Executive Officer pursuant to
Article VII of the Salaried Plan), payable to the Executive Officer as of his or her Early Retirement Date, without reduction for early retirement under the Salaried Plan, and (2) the amount of the Basic Pension Benefit, as defined in the Salaried Plan (before the reduction to reflect any retirement option selected by the Executive Officer pursuant to Article VII of the Salaried Plan), payable to the Executive Officer as of his or her Early Retirement Date, after application of the reduction factors as set forth in Article VI of the Salaried Plan due to the Executive Officer's election to retire early.

                  If the calculations made pursuant to this section produce no Early Retirement Benefits for an Executive Officer, then this Supplemental Plan shall not apply to that Executive Officer.

                  The Company will be secondarily liable for the payment of any amounts that are payable from the Salaried Plan.

          4.3 MANNER AND ADJUSTMENT OF PAYMENT. The Early Retirement Benefits, as computed in Section 4.2 and as provided hereunder, shall, except as provided in Section 4.6, become an unfunded general obligation of the Company and shall be paid to the Executive Officer in monthly installments as a supplemental retirement benefit. The Early Retirement Benefits shall be paid in the same form as the Executive Officer's benefits selected under the Salaried Plan and shall be actuarially reduced to reflect the optional form of payment, if any, selected by the Executive Officer under Article VII of the Salaried Plan.

          4.4 EXECUTIVE OFFICER NOT TO COMPETE. If an Executive Officer who is receiving Early Retirement Benefits hereunder and who has not yet reached his or her Normal Retirement Date provides significant services as an employee or consultant, or otherwise renders services of a significant nature for remuneration, to a Competitor, the Company may, in its discretion, cancel all further Early Retirement Benefits due to be payable to the Executive Officer hereunder, and after the date of cancellation, the Executive Officer shall forfeit all future benefits under this Supplemental Plan. The Company may, in its discretion, consent to an Executive Officer's rendering services to a Competitor, and if it does consent, it may place whatever limitations it considers appropriate on the consent. If the Executive Officer breaches the terms of the consent, the Company may, in its discretion, cancel all further Early Retirement Benefits due to be payable to the Executive Officer hereunder, and after the date of cancellation, the Executive Officer shall forfeit all future benefits under this Supplemental Plan.

          4.5 SUPPLEMENTAL SURVIVOR'S RETIREMENT BENEFIT. If an Executive Officer eligible for an Early Retirement supplement under the terms of this Supplemental Plan terminates employment by reason of death, his or her spouse, if any, shall be eligible to receive a supplemental Survivor's Retirement Benefit under this Plan. The amount of the supplemental Survivor's Retirement Benefit shall be equal to the difference between the Survivor's Retirement Benefit payable under the terms of the Salaried Plan and the amount to which the spouse would be entitled under the terms of both this Supplemental Plan and such Salaried Plan if the employee had elected early retirement on the date of his or her death and had elected to receive benefits in the form of a 50% Joint and Survivor Annuity with the spouse as joint annuitant. A surviving spouse shall not be eligible for a supplemental survivor's benefit under this Plan unless the spouse is eligible for a survivor's benefit under the terms of the Salaried Plan.

          4.6 DEFERRED COMPENSATION AND BENEFITS TRUST. Upon the occurrence of any Potential Change in Control of the Company, the Company shall transfer to the DCB Trust an amount of cash, marketable securities, or other property acceptable to the trustee equal in value to 105% of the amount necessary, on an actuarial basis and calculated in accordance with the terms of the DCB Trust, to pay the Company's obligations under this Supplemental Plan (the "Funding Amount"). The cash, marketable securities, and other property so transferred shall be held, managed, and disbursed by the trustee subject to and in accordance with the terms of the DCB Trust. In addition, from time to time the Company shall make any and all additional transfers of cash, marketable securities, or other property acceptable to the trustee as may be necessary in order to maintain the Funding Amount with respect to this Supplemental Plan. For purposes of calculating the amount required to be transferred by the Company to the DCB Trust, any Executive Officer whose employment has not been previously terminated shall be deemed to have elected to retire upon the later of the 2nd anniversary of the Potential Change in Control or the date as of which that calculation is being made and not to have elected the alternative Early Retirement Benefits under Section 4.2.


               Upon a Change in Control of the Company, the assets of the DCB Trust shall be used to pay benefits under this Plan, except to the extent the Company pays such benefits. The Company and any successor shall continue to be liable for the ultimate payment of those benefits.

                            ARTICLE V -- DUTIES

          5.1 COMMITTEE'S POWERS. Except as otherwise provided in the Supplemental Plan with regard to the powers of the Company, the Committee shall have control of administration of the Plan, with all powers necessary to enable it to carry out its duties hereunder. The Committee shall have the right to inspect the records of the Company whenever such inspection may be reasonably necessary in order to determine any fact pertinent to the performance of the duties of the Committee. The Committee, however, shall not be required to make such inspection but may, in good faith, rely on any statement of the Company or any of its officers or employees.

          5.2 COPY OF SUPPLEMENTAL PLAN TO BE FURNISHED. The Committee shall furnish a copy of this Supplemental Plan to all Executive Officers of the Company who are or become entitled to be covered under this Supplemental Plan as eligible Executive Officers.

          5.3 RECORDS. The Committee shall keep a complete record of all its proceedings and all data necessary for administration of the Supplemental Plan.

          5.4 APPEAL PROCEDURE. If any Executive Officer feels aggrieved by any decision of the Committee concerning his or her benefits hereunder, the Committee shall provide, upon written request of the Executive Officer, specific written reasons for the decision. The Committee shall afford an Executive Officer, whose claim for benefits has been denied, 60 days from the date notice of denial is mailed in which to request a hearing before the Committee. If an Executive Officer requests a hearing, the Committee shall review the written comments, oral statements, and any other evidence presented on behalf of the Executive Officer at the hearing and render its decision within 60 days of such hearing. If the Executive Officer still feels aggrieved by the Committee's decision concerning his or her benefits hereunder, the Executive Officer can request the Executive Compensation Committee of the Board of Directors to review his or her case. The request for hearing must be made in writing within 60 days from the date of the Committee's decision. The Executive Compensation Committee of the Board of Directors shall review said decision within 4 months after receiving the Executive Officer's request for review and shall, within a reasonable time thereafter, render a decision respecting the Executive Officer's claim, which shall be final, binding and conclusive.

               If any Executive Officer feels aggrieved by any decision of the Company concerning his or her rights hereunder, the Company shall provide, upon the written request of the Executive Officer, specific written reasons for its decision. If the Executive Officer is not satisfied with the Company's decision with respect to his or her rights, the Executive Officer can request the Executive Compensation Committee of the Board of Directors to review his or her case. The Executive Officer's request must be made within 60 days of the mailing of the Company's written decision, and the Executive Compensation Committee of the Board of Directors will handle the review in the same manner as set forth above with respect to appeals from Committee decisions.

                  ARTICLE VI -- AMENDMENT AND TERMINATION

          6.1 AMENDMENT. To provide for contingencies which may require the clarification, modification, or amendment of this Supplemental Plan, the Company reserves the right to amend this Supplemental Plan at any time; provided, however, no amendment shall affect any benefits previously granted hereunder to any Executive Officer who elected or was required, pursuant to this Supplemental Plan, to retire early. Further, prior to any amendment of the Supplemental Plan, the Company shall give at least
90 days' prior written notice to any Executive Officer, who at the time of the amendment will be eligible to receive Early Retirement Benefits hereunder, of the proposed amendment and his or her eligibility to elect early retirement prior to the effective date of the amendment.

          6.2 TERMINATION. It is the present intention of the Company to maintain this Supplemental Plan indefinitely. Nonetheless, the Company reserves the right, at any time, to terminate the Supplemental Plan; provided, however, no termination shall affect any benefits previously granted hereunder to an Executive Officer who elected or was required, pursuant to this Supplemental Plan, to retire early, and provided, further, that prior to any termination, the Company shall give at least 90 days' prior written notice to any Executive Officer, who at the time of the termination will be eligible to receive Early Retirement Benefits hereunder, of the proposed termination and of his or her option to elect, prior to the termination, to take early retirement under this Supplemental Plan prior to the effective date of the termination.

                        ARTICLE VII -- MISCELLANEOUS

          7.1 BENEFITS NOT TRANSFERABLE OR ASSIGNABLE. None of the benefits, payments, proceeds, claims, or rights of any Executive Officer hereunder shall be subject to the claim of any creditor of the Executive Officer, other than the Company as permitted in Section 7.2, nor shall any Executive Officer have any right to transfer, assign, encumber, or otherwise alienate any of the benefits or proceeds which he or she may expect to receive, contingently or otherwise, under this Supplemental Plan.

          7.2 SETOFF. The Company shall have the right to withhold and deduct from payments due hereunder to any Executive Officer any amounts owed by the Executive Officer to the Company which were incurred prior to the Executive Officer's Early Retirement Date.




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